Exhibit No. 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa

700 South Flower Street, Suite 500

Los Angeles, California 90017

213.630.6463

(Name, address and telephone number of agent for service)

KIMBERLY-CLARK CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	39-0394230
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P. O. Box 619100 Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with the Obligor.

None of the obligors is an affiliate of the trustee.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 30th day of June, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Name: Marcella Burgess
Title: Vice-President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Kimberly-Clark Corporation debt securities, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Name: Marcella Burgess
Title: Vice-President

Houston, Texas

June 30, 2010

EXHIBIT 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of

The Bank of New York Mellon Trust Company

in the state of CA at close of business on March 31, 2010

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities		Dollar Amounts in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,504
Interest-bearing balances		288
Securities:
Held-to-maturity securities		12
Available-for-sale securities		581,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		113,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		10,486
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		2
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		237,642
Other assets		166,466

Total assets		1,966,971

REPORT OF CONDITION (Continued)

LIABILITIES		Dollar Amounts in Thousands
Deposits:
In domestic offices		533
Noninterest-bearing	533
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		210,010
Total liabilities		479,234

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (excludes all surplus related to preferred stock)		1,121,520
Retained earnings		364,077
Accumulated other comprehensive income		1,140
Other equity capital components		0
Total bank equity capital		1,487,737
Noncontrolling (minority) interest in consolidated subsidiaries		0
Total equity capital		1,487,737

Total liabilities and equity capital		1,966,971

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.	/s/ Karen Bayz I, Karen Bayz, Chief Financial Officer (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1 Troy Kilpatrick, President	/s/ Troy Kilpatrick

Director #2 Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #3 William Lindelof, Managing Director	/s/ William Lindelof